DocuSign Envelope ID: 17B9ED7F-AEB8-4329-A170-EEEEF8E7A119

VOLVO

Certain identified information marked with "[***]" has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

CONFIDENTIAL

The Directors
Polestar Automotive UK Limited (company no. 11926357)
Building 145
Bicester Heritage
Launton
Bicester
OX27 8AL

20th May 2024

Dear Business Partner,
We have pleasure in setting out below the terms and conditions under which we are able to offer the finance facilities that you require, as detailed below in paragraph 2 (the "Facilities"). This Offer Letter together with the New, Used, and Demonstrator Funding Agreement (the "Agreement") constitute the entire agreement and understanding between you and us in connection with the Facilities.

1. Definitions

Unless otherwise defined in this Offer Letter, terms and expressions used in the Agreement shall have the same meaning in this Offer Letter.

2. The Facilities

Facility	Terms	Facility Limit
Agreement- Unregistered, Used, and Demonstrator Vehicles	On terms and subject to the conditions contained in the Agreement dated on or around the date of this Offer Letter as amended modified or restated from time to time.	[***] [***] [***]
	Facility Cumulative Total	[***]

Subject to (i) the terms of the relevant Facility and (ii) the Facility Cumulative Total, we may at any time and at our absolute discretion vary, reduce or withdraw the terms or Facility Limits applicable to each Facility set out above. For the avoidance of doubt, and irrespective of any variation, reduction or withdrawal in any individual Facility, the Facility Cumulative Total set out above may not be exceeded by you without our prior consent in writing.

Any payments made pursuant to any one or more of the Facilities (whether by direct debit or otherwise) shall, where applicable, be applied against the relevant Facility Limit within a maximum of 1 Business Day of receipt of cleared funds by us, prior to which the relevant Facility Limit to which any payments relate shall be calculated as if no such direct debit payments have been made.

3. Security

Unless specified otherwise, we require you to deliver to us (duly executed) the following security by the date falling no later than 30 days following the date of this Offer Letter:

Your obligations are to be guaranteed by Polestar Performance AB whose monies guarantee and indemnity is to be taken in our appropriate standard form. Polestar Performance AB will also be required to provide to us prior to the execution of the guarantee and indemnity a copy of the current Polestar Performance certificate of registration which demonstrates the power of the relevant individual(s) to execute the guarantee and indemnity of behalf of Polestar Performance to our satisfaction.

Internal Information - Polestar

DocuSign Envelope ID: 17B9ED7F-AEB8-4329-A170-EEEEF8E7A119

VOLVO

The Facilities listed above are also conditional upon our receiving reports and references satisfactory to us.

You agree that we may at our sole discretion review the security set out above from time to time. Any agreement by us to revise the security as set out above shall be strictly subject to our being satisfied, at our absolute discretion, with the overall security retained by us for the Facilities.

Financial Information

While any of the above facilities are available or any monies remain outstanding to us, you will keep us fully informed of the financial position of your business and promptly furnish to us all information that we may from time to time require. In particular, and as a minimum, you will provide us with (in a form satisfactory to us):

(i) copies of signed-off audited accounts within [***] of the accounting period to which they relate; and

(ii) copies of monthly and/ or quarterly management accounts (or as determined or required by us from time to time).

4. Fees and Expenses

You shall bear your own costs (including legal expenses) in connection with the execution and delivery of this Offer Letter and the security documents referred to herein and the satisfaction of the conditions precedent referred to below.

5. Specific Offer Terms - New, Used and Demonstrator Funding Agreement

5.1 Under Clause 4.3(d) and paragraph 2(a) of Schedule 1, the percentage of the Clean Guide Value for the Used Vehicle is [***] or such other percentage as may be agreed in writing between Polestar and VCFSU K from time to time.

5.2 Under Clause 4.3(d) and paragraph 2(b) of Schedule 1, the percentage of the Clean Guide Value for the Used Vehicle is [***] or such other percentage as may be agreed in writing between Polestar and VCFSU K from time to time..

5.3 Under Clause 11.1, the Deposit in respect of a Used Vehicle shall be equivalent to the amount by which the purchase price paid by VCFSU K for that Used Vehicle exceeds such percentage specified in paragraph 5.1 of this Offer Letter (or such other percentage as may be agreed in writing between Polestar and VCFSU K from time to time) of the Clean Guide Value for that Used Vehicle effective as at the date of purchase by VCFSU K.

5.4 In respect of Used Vehicles, the age of vehicles must not exceed [***] years old or such other age as may be agreed in writing between Polestar and VCFSU K from time to time.

5.5 In respect of Used Vehicles, the maximum amount shall be [***] or such other amount as may be agreed in writing between Polestar and VCFSU K from time to time.

5.6 In respect of Used Vehicles, the minimum amount shall be [***] or such other amount as may be agreed in writing between Polestar and VCFSU K from time to time.

5.7 The recorded mileage of (i) Used Vehicles is [***] miles; (ii) for Demonstrator Vehicles is [***] miles; and, (iii) for Rental Vehicles is [***] miles or such other mileage figures as may be agreed in writing between Polestar and VCFSU K from time to time.

Volvo Car Financial Services UK Ltd, 86 Station Road, Redhill, Surrey RH11SR.

Volvo Car Financial Services UK Ltd Registered Office: Scandinavia House, Norreys Drive, Maidenhead SL6 4FL. Registered in England number 12718441

Internal Information - Polestar

The VOLVO word and device marks are registered trademarks of Volvo Trademark Holdings AB and used pursuant to a license.

DocuSign Envelope ID: 17B9ED7F-AEB8-4329-A170-EEEEF8E7A119

VOLVO

5.8 Under Clause 7.1U), the mileage in respect of Used Vehicles shall be [***]; Demonstrator Vehicles [***]; and, Rental Vehicles [***] or such other mileage figures as may be agreed in writing between Polestar and VCFSU K from time to time.

5.9 Under Clause 8.6(a), the Margin for a Used Vehicle is [***] per cent per annum or other such percentage as may be notified to Polestar by VCFSU K from time to time. VCFSU K may review this rate on at least an annual basis and give notice to Polestar pursuant to Clause 22.10 of any amendment to the same.

5.10 Under Clause 11.3a) and paragraph 2 of Schedule 2, the Instalments will be payable [***] and shall be [***] of the purchase price paid for that Floorplan Vehicle where that Floorplan Vehicle is a Used Vehicle or such other amount as may be agreed in writing between Polestar and VCFSU K from time to time:

- [***] payable [***] from the relevant Start Date;
- [***] payable [***] from the relevant Start Date;
- [***] payable [***] from the relevant Start Date; and
- [***] payable [***] from the relevant Start Date.

5.11 Under Clause 11.3a) and paragraph 2 of Schedule 2, the Instalments will be payable [***] and where that Floorplan Vehicle is a Demonstrator Vehicle shall be in the percentages of the purchase price paid for that Floorplan Vehicle as set out below or such other amounts as may be agreed in writing between Polestar and VCFSU K from time to time:

- [***] payable [***] from the relevant Start Date;
- [***] payable [***] from the relevant Start Date or in the case of an extension agreed between Polestar and VCFSU K, [***] payable [***] from the relevant Start Date;
- [***] payable [***] from the relevant Start Date unless agreed extension has ended, in which case, [***] payable [***] from the relevant Start Date;

- [***] payable [***] from the relevant Start Date unless the agreed extension has ended, in which case, [***] payable [***] from the relevant Start Date; and

- Unless the agreed extension has already ended as above, [***] payable [***] from the relevant Start Date.

5.12 Under paragraph 1(b) of Schedule 3, the period shall be [***] from or after the Start Date of such Used Vehicle.

5.13 The number of days in respect of the "Direct Debit Delay Period" shall be [***] such other period as notified to the Retailer by VCFSU K.

5.14 Under Clause 8.5, the bonnet fee in respect of Used Vehicles and Unregistered Vehicles shall be [***] or such other amounts as may be agreed in writing between Polestar and VCFSU K from time to time.

Volvo Car Financial Services UK Ltd, 86 Station Road, Redhill, Surrey RH11SR.

Volvo Car Financial Services UK Ltd Registered Office: Scandinavia House, Norreys Drive, Maidenhead SL6 4FL. Registered in England number 12718441

Internal Information - Polestar

The VOLVO word and device marks are registered trademarks of Volvo Trademark Holdings AB and used pursuant to a license.

DocuSign Envelope ID: 17B9ED7F-AEB8-4329-A170-EEEEF8E7A119

VOLVO

6. Conditions Precedent

Unless agreed otherwise in writing, the availability of the Facilities above is conditional on our prior receipt of the following (in each case in a form and substance satisfactory to us):

(a) this Offer Letter duly executed by you indicating your acceptance of its terms and conditions;

(b) a copy of your Financial Conduct Authority Interim Permission or Authorisation (as applicable);

(c) the Agreement duly executed by you indicating your acceptance of its respective terms and conditions;

(d) details of your VAT registration number (please confirm you VAT registration number by completing the box at the end of this letter);

(e) the required form of direct debit mandate duly completed and signed;

(f) a copy of all insurances required to be entered into pursuant to the Facilities; and

(g) a copy of photographic identification for your authorised signatory and any guarantors (to be either a passport or driving licence and to include photo card and paper counterpart (if any)).

7. General

If the terms of this Offer Letter are not accepted they will lapse after one month from the date of this Offer Letter.

You agree that this Offer Letter is governed by English law and you submit to the non-exclusive jurisdiction of the Courts of England and Wales.

If these terms are acceptable to you, please sign and return this Offer Letter together with the signed Agreement and any other documents you are required to sign and return to Volvo Car Financial Services UK Limited by following the instructions provided by them.

Yours faithfully

Steve Catlin
Managing Director

____
For and on behalf of Volvo Car Financial Services UK Limited

Acknowledged and agreed by

Signature ....

Name Jonathan Goodman ....   Ola Sjolander

Position: CEO Polestar UK ....   Head of Commercial Control

For and on behalf of Polestar Automotive UK Ltd

Date **2024-05-20**

VAT Registration Number 322 8616 10

Internal Information - Polestar
The VOLVO word and device marks are registered trademarks of Volvo Trademark Holdings AB and used pursuant to a license.

DocuSign Envelope ID: 17B9ED7F-AEB8-4329-A170-EEEEF8E7A119 1 Internal Information - Polestar Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. Variation Agreement dated 20 May 2024 Parties (1) POLESTAR AUTOMOTIVE UK LTD Reg. No.11926357, a limited liability company incorporated under the laws of England and Wales (“Polestar”); and (2) VOLVO CAR FINANCIAL SERVICES UK LIMITED, Reg. No. 12718441, a private limited liability company incorporated under the laws of England and Wales, having its registered office at Scandinavia House, Norreys Drive, Maidenhead, Berkshire, United Kingdom, SL6 4FL(“VCFSUK”). BACKGROUND A. Polestar is a manufacturer of vehicles and thereto related products and services. Polestar will sell vehicles directly to end customers through online sales via a digital platform. VCFSUK is a provider of financial services products and services. B. The Parties enter into a Cooperation Agreement dated 28th May 2021 and subsequent Deed of Variation dated 14 June 2021, which together provide for VCFSUK to (i) provide Wholesale Finance directly to Polestar; and (ii) under Polestar’s brand, market and sell the Retail Finance Arrangements to the End Customers (the “Agreement”) Agreed terms 1. Terms defined in the Agreement In this Variation Agreement, expressions defined in the Agreement and used in this Variation Agreement have the meaning set out in the Agreement. The rules of interpretation set out in the Agreement apply to this Variation Agreement. 2. Variation 2.1 With effect from the Date of this Variation Agreement the Parties agree Schedule 1 shall be deleted, and replaced in its entirety as follows: DocuSign Envelope ID: 17B9ED7F-AEB8-4329-A170-EEEEF8E7A119 2 Internal Information - Polestar SCHEDULE 1 POLESTAR WHOLESALE (MARKET STOCK) FINANCING TERMS (NEW POLESTAR BRANDED VEHICLES) Financed amount New Polestar Branded Vehicles: [***] 100% of the invoiced purchase price of the relevant new Polestar Branded Vehicle, including VAT and taxes. Polestar interest rate Polestar Interest rate = Reference Rate + Spread (a) Reference Rate: Reference Rate: [***]. Reference Rate floor: The Reference Rate will never be lower than [***]. (b) Spread: Varies by loan term: Term [***]: Spread = [***] (bps). Term [***]: Spread = [***] bps. Interest rate fixing date: The Polestar interest rate is fixed [***], at the last Business Day of each month effective for the following calendar month. Payment frequency: Polestar pays the interest to VCFSUK [***]. Day count: Act / 360. Payment date: the last Business Day of each month. Polestar fees A bonnet fee of [***] will be charged on a new Polestar Branded Vehicle entering the funding scheme. Polestar financing Max. duration [***]. At the end of this period, Polestar will repay the full financed amount to VCFSUK. Wholesale Financing IT System VCFSUK will provide wholesale financing facilities via the APAK WFS system provided by Sopra Banking Software Limited who are a long-term partner of VCFSUK. DocuSign Envelope ID: 17B9ED7F-AEB8-4329-A170-EEEEF8E7A119 3 Internal Information - Polestar POLESTAR (DEMO) FINANCING TERMS (DEMO VEHICLES) Financed amount Demo Vehicles: [***] of the purchase price of the Demo Vehicle, including VAT and taxes. Polestar Interest Rate Demo Interest Rate = Reference Rate + Spread (a) Reference Rate: Reference Rate: [***]. Reference rate floor: The Reference Rate will never be lower than [***]. Reference Rate fixing: Reference Rate is set [***] at the end of each month (on the last Business Day). (b) Spread: Varies by loan term: Term [***]: Spread = [***] (bps). Term [***]: Spread = [***] bps. Interest rate fixing date: The Polestar demo interest rate is fixed [***], at the last Business Day of each month effective for the following calendar month. Payment frequency: The interest is invoiced [***]. Day count: Act / 360. Payment date: the last Business Day of each month. Demo fees A bonnet fee of [***] will be charged on a demo Polestar Branded Vehicle entering the funding scheme. Demo maximum financing period [***] days. At the end of this period, Polestar will repay the full financed amount to VCFSUK. Demo Amortization [***] repayment on [***] [***] repayment on [***] [***] repayment on [***] [***] repayment on [***] DocuSign Envelope ID: 17B9ED7F-AEB8-4329-A170-EEEEF8E7A119 4 Internal Information - Polestar POLESTAR (USED) FINANCING TERMS (USED VEHICLES) Financed amount Used Vehicles: [***] of the purchase invoice price or Clean Guide Value (which ever is the lower) of the Vehicle, including VAT and taxes. Polestar Interest Rate Used Interest Rate = Reference Rate + Spread (a) Reference Rate: Reference Rate: [***]. Reference rate floor: The Reference Rate will never be lower than [***]. Reference Rate fixing: Reference Rate is set [***] at the end of each month (on the last Business Day). (b) Spread: Varies by loan term: Term [***]: Spread = [***] (bps). Term [***]: Spread = [***]. Interest rate fixing date: The Polestar demo interest rate is fixed [***], at the last Business Day of each month effective for the following calendar month. Payment frequency: The interest is invoiced [***]. Day count: Act / 360. Payment date: the last Business Day of each month. Polestar fees A bonnet fee of [***] will be charged on a used Polestar Branded Vehicle entering the funding scheme. Used maximum financing period [***] days. At the end of this period, Polestar will repay the full financed amount to VCFSUK. Used Amortization [***] repayment on [***] [***] repayment on day [***] [***] repayment on day [***] 2.2 Except as set out in clause 2.1, the Agreement shall continue in full force and effect. 3. Governing law This Variation Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

DocuSign Envelope ID: 17B9ED7F-AEB8-4329-A170-EEEEF8E7A119

4. Jurisdiction

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Variation Agreement or its subject matter or formation.

This Variation Agreement has been entered into on the date stated at the beginning of it.

Executed by Polestar Automotive UK Limited

Signature:

DK

Name: Jonathan Goodman   Ola Sjölander

Position: CEO Polestar UK   Head of Commercial Control

LE

Date: 2024-05-20   2024-05-20

Executed by Volvo Car Financial Services UK Limited

Signature:

Name: Steve Catlin

Position: Managing Director

Date: 2024-05-20

5

Internal Information - Polestar